UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2016

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2016, Cornerstone OnDemand, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 49,434,731 shares of the Company’s common stock, representing 89.8% of the voting power of the shares of the Company’s common stock as of April 15, 2016, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2016.

Proposal 1 – Election of Directors. The following nominees were elected as Class II directors to serve until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Harold Burlingame	45,621,279	1,017,839	2,795,613
James McGeever	45,086,315	1,552,803	2,795,613

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the stockholders by the vote set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,174,114	157,800	102,817	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss
Senior Vice President, Administration & General Counsel

Date: June 13, 2016